United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K/A-1

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

February 11, 2014

Date of Report

OAK RIDGE ENERGY TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its Charter)

Colorado	000-50032	94-3431032
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

3046 E. Brighton Place

Salt Lake City, Utah  84121

 (Address of Principal Executive Offices)

(801) 201-7635

(Registrant’s Telephone Number, including area code)

N/A

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

REFERENCES

In this Current Report, references to “Oak Ridge Energy Technologies, Inc.,” “Oak Ridge,” the “Company,” “we,” “our,” “us” and words of similar import) refer to Oak Ridge Energy Technologies, Inc., the Registrant.  Oak Ridge Micro-Energy, Inc., our wholly-owned Nevada subsidiary, which holds all of our patents, patents pending and proprietary and other rights to our thin film battery technology, is referred to herein as “Oak Ridge Nevada,” and is also included in the references to “Oak Ridge,” the “Company,” “we,” “our,” and  “us.”

FORWARD-LOOKING STATEMENTS

This Current Report contains certain forward-looking statements, and for this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements.  Without limiting the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate” or “continue” or comparable terminology are intended to identify forward-looking statements.  These statements by their nature involve substantial risks and uncertainties, and actual results may differ materially depending on a variety of factors, many of which are not within our control.  These factors include, among other things, but are not limited to:

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economic conditions generally in the United States and internationally, and in the markets in which we have and may participate in the future;

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our ability to obtain sufficient funding to continue to pursue our business plan;

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our ability to perform our obligations under our loan agreements;

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competition within our chosen industry;

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the state of our technology and technological advances and plans and our failure to successfully develop, compete in and finance our current and intended business operations;

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trends affecting our manufacturing capabilities;

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our ability to meet customer demand;

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our ability to implement a long-term business strategy that will be profitable or generate sufficient cash flow;

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our need for future additional financing;

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trends affecting the commercial acceptability of our products;

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our ability to protect and enforce our current and future intellectual property; and

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our business and growth strategies.

We believe that it is important to communicate our future expectations to investors. However, there may be events in the future that we are not able to accurately predict or control, including uncertainties and events that may cause our actual results to differ materially from the expectations we described in our forward-looking statements. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 1.01 Entry into a Material Definitive Agreement.

On January 10, 2014, our Board of Directors agreed to grant Expedia Holdings Limited (“Expedia”), the sole owner of Newmark Investments Limited (“Newmark”) and the assignee of the $2,000,000 loan that was made to us by Newmark (the “Newmark Loan”), a lien on all of our equipment and intellectual property, to secure payment of this loan and accrued interest.  The Newmark Loan, together with applicable interest, is currently due on June 30, 2014.  The effective date of the lien is February 24, 2014, though the requisite documentation regarding the lien was not executed by us until March 31, 2014.  Appropriate UCC and U.S. Patent Office filings are currently being made to finalize the lien.  The lien will not affect our use of our equipment and intellectual property in the ordinary course of our business; however, failure to pay the Newmark Loan in accordance with the terms of the Loan Agreement filed herewith could result in foreclosure and sale of our pledged assets in accordance with the Florida Uniform Commercial Code.   Additional information about the Newmark Loan can be found in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, which was filed with the Securities and Exchange Commission (the “SEC”) on November 19, 2013.  Copies of the Loan Agreement that reflects Expedia as the assignee of Newmark and the due date of June 30, 2014, together with the Notice and Assignment of the Newmark Loan from Newmark to Expedia and the related Security Agreement (Exhibit A to the Loan Agreement) and Intellectual Property Security Agreement, are filed as Exhibits to this Current Report.  See Item 9.01.

 Item 9.01 Financial Statements and Exhibits.

(d)

Exhibit No.

Exhibit Description

10.1

Loan Agreement

     Exhibit A - Security Agreement

10.2

Notice and Assignment

10.3

Intellectual Property Security Agreement

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

OAK RIDGE ENERGY TECHNOLOGIES, INC.

Date:	April 3, 2014	By:	/s/ Mark Meriwether
Mark Meriwether
Vice President and Director

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